Exhibit 99.1

Instinet Group

Media Release

Investor Contact

Lisa Kampf

Instinet Group Incorporated

212 231 5022

lisa.kampf@instinet.com

Media Contact

Mark Dowd

Instinet Group Incorporated

212 231 5331

mark.dowd@instinet.com

INSTINET GROUP ANNOUNCES THIRD QUARTER 2005 EARNINGS

NEW YORK, November 2, 2005 -- Instinet Group Incorporated (Nasdaq: INGP) today announced net income of $84 million or $0.25 per diluted share for the third quarter of 2005 compared to net income of $11 million or $0.03 per diluted share for the third quarter of 2004 and net income of $8 million or $0.02 per diluted share for the second quarter of 2005. Excluding the discontinued operations of Lynch Jones & Ryan ("LJR"), Instinet Group incurred a net loss of $5 million or $(0.02) per diluted share for the third quarter of 2005 compared to net income of $8 million or $0.02 per diluted share for the third quarter of 2004 and net income of $7 million or $0.02 per diluted share for the second quarter of 2005. Discontinued operations for the third quarter of 2005 included an after-tax gain on the sale of LJR of $90 million.

The third quarter 2005 results included $20 million in charges related to facility and asset write-offs, $9 million in severance charges and $6 million in merger related advisory fees, partially offset by $9 million in net investment gains. Excluding these items and the related tax effects, pro forma net income from continuing operations for the third quarter of 2005 was $11 million, or $0.03 per diluted share compared to pro forma net income from continuing operations of $5 million or $0.02 per diluted share for the third quarter of 2004 and pro forma net income from continuing operations of $6 million, or $0.02 per diluted share for the second quarter of 2005.

Financial Performance2

Instinet Group

Revenues

Total consolidated revenues for Instinet Group, net of interest, were $254 million for the third quarter of 2005, up 2% from the third quarter of 2004 and down 2% from the second quarter of 2005.

Expenses

Total expenses for the third quarter of 2005 were $269 million, up 12% from $240 million in the third quarter of 2004 and up 9% from $246 million in the second quarter of 2005. The third quarters of 2005 and 2004 and second quarter of 2005 included net investment gains of $9 million, $4 million and $25 million, respectively. Excluding these gains, total expenses were $278 million in the third quarter of 2005, up 14% from $244 million in the third quarter of 2004 and up 3% from $271 million in the second quarter of 2005.

Cost of revenues was $154 million for the third quarter of 2005, down 4% from the second quarter of 2005 primarily due to lower transaction volumes.

Direct expenses were $124 million for the third quarter of 2005, up 12% from the second quarter of 2005.

  Compensation and benefits expense was $57 million for the third quarter of 2005, down 6% from the previous quarter primarily due to lower severance charges partially offset by higher variable compensation. The third quarter of 2005 included a $9 million severance charge while the second quarter of 2005 included $16 million in severance expense. These severance charges are part of our ongoing efforts to streamline the institutional broker business. These cost reductions are not related to the pending transaction with The Nasdaq Stock Market, Inc. ("NASDAQ").
  Depreciation and amortization expense was $14 million, up 34% from the previous quarter primarily due to $5 million of asset write-offs associated with facility consolidation in the U.S.
  Occupancy expense was $23 million for the third quarter of 2005, up $13 million from the previous quarter due to $15 million in facility write-offs associated with the consolidation of space in the U.S. and the move to new space in London.

At September 30, 2005, Instinet Group had net cash (cash and cash equivalents and securities owned less short-term borrowings) of approximately $938 million, up $2 million from $936 million at December 31, 2004. The increase in cash was primarily due to proceeds received from the sale of LJR partially offset by a special dividend paid to shareholders, firm cash used in customer settlement activities and seasonal payments related to incentive compensation. At September 30, 2005, total assets were approximately $1.8 billion and shareholders' equity was approximately $1.1 billion. There were approximately 341 million shares of common stock outstanding as of September 30, 2005.

On September 30, 2005, Instinet Group's total headcount was 785 employees compared to 938 on June 30, 2005. Headcount at September 30, 2005 included 614 employees from Instinet, 82 employees from INET and 89 employees from Instinet Group.

Business Segments3

Instinet, The Institutional Broker
  Instinet reported a net loss from continuing operations before income taxes of $28 million for the third quarter of 2005, 32% lower than the second quarter of 2005.
  Total revenues, net of interest, were $142 million for the third quarter of 2005, 2% lower than the second quarter of 2005, primarily due to lower U.S. revenues partially offset by higher revenues from our international business.
  Instinet's customers traded an average of 99 million U.S. shares a day in the third quarter of 2005, up 6% from 93 million shares a day during the second quarter of 2005. Average daily consideration in non-U.S. equities for the third quarter of 2005 was $1,011 million, a 11% increase from the second quarter of 2005.
  Gross margin of $71 million for the third quarter of 2005 was level with the second quarter of 2005.
  Direct expenses of $99 million for the third quarter of 2005 were up 8% from the second quarter of 2005.

INET, The electronic marketplace

  INET reported net income before income taxes of $4 million for the third quarter of 2005, down 54% from $10 million in the second quarter of 2005.
  Total revenues, net of interest, were $116 million for the third quarter of 2005, 2% lower than the previous quarter primarily due to lower U.S. equity market volumes in the third quarter of 2005.
  INET reported NASDAQ-listed average matched equity share volume of 416 million shares per day in the third quarter of 2005, down 8% from the previous quarter. INET's share of the total market in NASDAQ-listed equity trading was 25.8% in the third quarter of 2005, down from 26.0% in the previous quarter.
  INET reported U.S. exchange-listed average matched equity share volume of 100 million shares per day in the third quarter of 2005, up from 85 million in the previous quarter. INET's share of the total market in U.S. exchange-listed equity trading was 4.5% in the third quarter of 2005, up from 3.9% in the previous quarter

______________

3 See also "Earnings Releases -- Financial Tables" on our website at www.investor.instinetgroup.com.

  Cost of revenues as a percentage of total transaction fees was 80% in the third quarter of 2005 compared to 79% in the second quarter of 2005.
  Gross margin was $24 million for the third quarter of 2005, 3% lower than the previous quarter.
  Direct expenses of $20 million for the third quarter of 2005 were up 29% from the second quarter of 2005.

Company Announcements and Updates

Instinet Group announced on April 22, 2005 that it has entered into a definitive agreement pursuant to which NASDAQ will acquire Instinet Group.

  NASDAQ will acquire all outstanding shares of Instinet Group for an aggregate purchase price of approximately $1.88 billion in cash, or $5.10 per share (on a fully diluted basis) (reflecting a reduction of the purchase price for the special cash dividend) subject to certain adjustments. The $1.88 billion included proceeds from a separate sale of Lynch Jones and Ryan to The Bank of New York for $174 million. Instinet Group paid a special cash dividend of $0.32 per common share to Instinet Group stockholders on August 15, 2005, based upon the net after-tax proceeds of the sale of Lynch Jones and Ryan.
        The merger agreement was adopted on September 21, 2005 by a majority of Instinet Group shareholders. Instinet Group expects that the merger will be completed during the fourth quarter of 2005, at which time each shareholder will have the right to receive approximately $5.10 per share (on a fully diluted basis) (reflecting a reduction of the purchase price for the special cash dividend) subject to certain adjustments. Completion of the transaction is still subject to customary conditions, including regulatory approvals.
        On June 17, 2005 the Department of Justice ("DOJ") issued a Request for Additional Information and Documentary Materials (a "second request") to Instinet Group and NASDAQ in connection with the DOJ's investigation under the Hart-Scott Rodino Antitrust Improvements Act of the pending acquisition of Instinet Group by NASDAQ. Based on discussions with the DOJ staff responsible for reviewing the NASDAQ/Instinet transaction, we understand that the staff has forwarded its recommendation to senior DOJ officials and that we anticipate a formal decision from the DOJ soon.
        In April and May 2005, four purported class action lawsuits were filed in the Court of Chancery in the State of Delaware against Instinet Group, each of our directors and Reuters alleging, among other things, that defendants breached their fiduciary duties as to our public stockholders in connection with the proposed merger by approving the transaction at an allegedly unfair and inadequate price. On June 22, 2005, plaintiffs filed a consolidated amended complaint consolidating three of the lawsuits while voluntarily dismissing the fourth lawsuit. The amended complaint seeks, among other things, class action status, an injunction against consummation of the transaction, invalidation of certain provisions of the Merger Agreement, damages in an unspecified amount, rescission in the event the transaction is consummated and attorney's fees.

On September 9, 2005, the parties entered into a proposed settlement of the action pursuant to a Stipulation and Agreement of Compromise, Settlement and Release. Pursuant to the proposed settlement: (i) Instinet revised the definitive proxy statement to include certain disclosures that have been agreed upon and reviewed by plaintiffs; (ii) Nasdaq and Instinet agreed to reduce by 15%, from $66,500,000 to $56,525,000, the break-up fee that Instinet would pay to Nasdaq under certain conditions pursuant to Section 8.6(a) of the merger agreement; and (iii) Nasdaq agreed to waive, with respect to members of the purported plaintiff class only, the provisions of the merger agreement pursuant to which the aggregate merger consideration was to have been reduced by up to $2.5 million based on the total amount of certain of our transaction liabilities, the net effect of which is an increase of approximately $0.007 per share (or approximately $1.0 million in the aggregate) in the merger consideration that will be received by Instinet stockholders other than the defendants.

On September 16, 2005, Instinet mailed a notice of settlement to its stockholders. On October 25, 2005, the Delaware Court of Chancery certified the class of Instinet Group shareholders and approved the proposed settlement as fair and reasonable. Separately, on November 30, 2005, the Court will hold a hearing to consider plaintiffs' counsel's application for an award of attorneys' fees and reimbursement of expenses. The settlement is still subject to the entry of a final and non-appealable judgment dismissing the consolidated action with prejudice and the delivery of appropriate releases.

Webcast

Instinet Group will webcast a conference call to discuss its third quarter results at 10:00 a.m. New York time on November 2, 2005 at http://www.investor.instinetgroup.com. A replay will be available at the same address following the call.

About Instinet Group

Instinet Group, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions and execution services for more than 30 years. We operate our two major businesses through Instinet, LLC, The Institutional Broker, and Inet ATS, Inc., The electronic marketplace.

  Instinet, The Institutional Broker, gives its customers the opportunity to use its sales-trading expertise and advanced technology tools to interact with global securities markets, improve trading performance and lower overall transaction costs. Through Instinet's electronic platforms, customers can access other U.S. trading venues, including NASDAQ and the NYSE, and almost 30 securities markets throughout the world. Instinet acts solely as an agent for its customers, including institutional investors, such as mutual funds, pension funds, insurance companies and hedge funds
  INET, The electronic marketplace, represents the consolidation of the order flow of the former Instinet ECN and former Island ECN, providing its U.S. broker-dealer customers one of the largest liquidity pools in NASDAQ-listed securities.

This news release may be deemed to include forward-looking statements relating to Instinet Group. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are included in Instinet Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and other documents filed with the SEC and available on the Company's website at www.investor.instinetgroup.com.

©2005 Instinet Group Incorporated and its affiliated companies. All rights reserved. INSTINET and INET are service marks in the United States. Instinet, LLC, member NASD/SIPC, branded as Instinet, The Institutional Broker, Inet ATS, Inc., member NASD/NSX/SIPC, branded as INET, The electronic marketplace and Bridge Trading Company, member NASD/SIPC are subsidiaries of Instinet Group Incorporated which is a member of the Reuters family of companies.

Instinet Group Incorporated
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended			Nine Months Ended
	Sep 30,	Jun 30,	Sep 30,	Sep 30,	Sep 30,
	2005	2005	2004	2005	2004
Revenue
Transaction fees	$ 246,449	$ 252,960	$ 245,696	$ 771,000	$ 828,385

Interest income	9,414	7,073	4,061	22,522	12,923
Interest expense	(1,449)	(739)	(743)	(3,005)	(2,565)
Interest income, net	7,965	6,334	3,318	19,517	10,358

Total revenues, net	254,414	259,294	249,014	790,517	838,743

Cost of Revenues
Soft dollar	33,416	36,260	36,943	110,129	128,664
Broker-dealer rebates	63,811	67,992	59,859	204,823	190,394
Brokerage, clearing and exchange fees	56,467	56,141	47,078	165,295	159,294
Total cost of revenues	153,694	160,393	143,880	480,247	478,352

Gross margin	100,720	98,901	105,134	310,270	360,391

Direct Expenses
Compensation and benefits	57,390	61,047	43,467	167,313	153,320
Communications and equipment	13,655	14,092	18,775	41,015	57,564
Depreciation and amortization	13,886	10,382	13,363	34,396	45,139
Occupancy	22,804	9,769	9,351	42,728	28,197
Professional fees	11,160	10,815	7,410	29,087	20,568
Marketing and business development	1,111	1,559	2,725	3,781	10,655
Other	4,110	2,768	4,802	12,476	9,993
Total direct expenses	124,116	110,432	99,893	330,796	325,436

Contractual settlement	-	-	-	-	(7,250)
Investments	(8,768)	(24,690)	(4,031)	(36,373)	(8,705)
Insurance recovery	-	-	-	-	(5,116)
Total expenses	269,042	246,135	239,742	774,670	782,717

Income (loss) from continuing operations before income taxes	(14,628)	13,159	9,272	15,847	56,026
Income tax expense (benefit)	(9,325)	6,410	1,440	2,975	20,961
Net income (loss) from continuing operations	(5,303)	6,749	7,832	12,872	35,065
Discontinued operations, net of tax	89,591	1,635	2,784	93,702	9,465
Net income	$ 84,288	$ 8,384	$ 10,616	$ 106,574	$ 44,530

BASIC AND DILUTED EARNINGS PER SHARE
Income (loss) from continuing operations	$ (0.02)	$ 0.02	$ 0.02	$ 0.04	$ 0.10
Discontinued operations, net of tax	0.27	-	0.01	0.27	0.03
Net income	$ 0.25	$ 0.02	$ 0.03	$ 0.31	$ 0.13

Weighted average shares outstanding - basic	340,474	339,765	337,327	339,513	336,127
Weighted average shares outstanding - diluted	341,876	341,505	339,226	341,044	338,111

Instinet Group Incorporated
Operating Data
(Unaudited)
		Three Months Ended
		Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
		2005	2005	2005	2004	2004	2004	2004
U.S. Market
	Trade Days	64	64	61	64	64	62	62

	Average daily NASDAQ-listed equity share volume (millions)	1,615	1,746	1,981	1,865	1,542	1,735	2,030
	Average daily U.S. exchange-listed equity share volume (millions)	2,217	2,193	2,252	2,119	1,853	2,072	2,255
	Average daily U.S. equity share volume (millions)	3,832	3,939	4,233	3,984	3,395	3,807	4,285

	Total U.S. equity share volume (millions)	245,255	252,113	258,190	254,969	217,305	236,023	265,685

Instinet, The Institutional Broker
	A. U.S. Equities 1

	Our total average daily volume (million shares)	99	93	111	106	92	101	111
	Our share of total market	2.6%	2.4%	2.6%	2.7%	2.7%	2.7%	2.6%

	Our average daily volume (million shares) - Institutional and Crossing	58	61	77	77	67	77	89
	Average amount charged to client per share (cents per share) 2 - Institutional and Crossing	1.34	1.38	1.34	1.40	1.52	1.49	1.46

	Our average daily volume (million shares) - Institutional Correspondents	41	32	34	29	25	24	22
	Average amount charged to client per share (cents per share) 2 - Institutional Correspondents	0.04	0.05	0.05	0.06	0.06	0.08	0.11

	B. Non-US Equities 3
	Our average daily consideration (millions)	$ 1,011	$ 907	$ 844	$ 742	$678	$ 901	$ 932
	Average basis points charged to client per consideration traded	4.5	4.5	5.0	5.3	5.4	5.2	5.3

INET, The electronic marketplace
	A. Our Matched Average Daily Volume 4

	Our NASDAQ-listed equity share volume (million shares)	416	453	521	459	401	433	505
	Our share of total market	25.8%	26.0%	26.3%	24.6%	26.0%	25.0%	24.9%

	Our U.S. exchange-listed equity share volume (million shares)	100	85	70	73	72	71	64
	Our share of total market	4.5%	3.9%	3.1%	3.4%	3.9%	3.4%	2.8%

	Our total U.S. equity share volume (million shares)	516	538	591	532	473	504	569
	Our share of total market	13.5%	13.6%	14.0%	13.4%	13.9%	13.2%	13.3%

	B. Our Routed Average Daily Volume (million shares) 5	202	180	143	119	115	115	91

Headcount 6		785	938	1,029	1,049	1,128	1,138	1,176

1

Instinet average daily U.S. equity share volume is counted as the sum of our customers' share volume per side related to a trade. For example a matched trade where one customer buys 100 shares and the other sells 100 shares is counted as 200 shares; if the buy or sell order were routed out, we would count 100 shares on the customer side.

Institutional and Crossing comprise certain U.S. buy-side clients, hedge funds and other clients. Crossing includes order flow from both buy-side and sell-side clients who execute though our after hours cross. Institutional Correspondents represent our direct market access U.S. buy-side clients.

	All periods presented have been restated to exclude Lynch, Jones & Ryan which is a discontinued operation.
2	The amount charged per share is the average cents per share charged net of soft dollar and commission recapture expenses.
3	Commissions on international transactions are presented as basis points (one hundred of one percent) of the total value (consideration) of the transaction.
4

In computing our U.S. share volume for INET in either NASDAQ-listed or U.S. exchange-listed equities, we count the customer share volume on one side of the matched trade. Matched volume reflects transactions where the buyer and seller are matched on INET.

For example, where a customer sells 100 shares to another customer as a matched trade, we count 100 shares. INET share volume includes transactions sent to it by Instinet, the Institutional Broker and prior quarters have been recalculated to include this volume.

In computing our total market share, our numerator share volume is counted as described above for each market where we disclose a market share statistic. The denominator for NASDAQ market share is total NASDAQ share volume as published by NASDAQ. For U.S. exchange-listed market share, the denominator is the total share volume of U.S. listed markets obtained from a widely recognized market data vendor. Listed markets include the New York Stock Exchange, American Stock Exchange, Boston Stock Exchange, Philadelphia Stock Exchange, National Stock Exchange, Chicago Stock Exchange and Pacific Stock Exchange. Historical amounts may be restated due to updates of volume information from these sources.

5	Routed volume reflects transactions where the trade was not matched on INET.
6	Instinet Group headcount is as of the end of the reporting period and includes LJR for all periods presented.

Instinet Group Incorporated
Consolidated Statement of Operations - Three Months Ended September 30, 2005
(In thousands)
(Unaudited)
	Three Months Ended September 30, 2005
	Instinet	INET	Eliminations	Corporate	Total
Revenue
Transaction fees	$139,638	$114,865	$ (8,054)	$ -	$ 246,449

Interest income, net	2,009	953	-	5,003	7,965
Total revenue, net	141,647	115,818	(8,054)	5,003	254,414

Cost of revenues
Soft dollar	33,416	-	-	-	33,416
Broker-dealer rebates	-	63,811	-	-	63,811
Brokerage, clearing and exchange fees	36,755	27,766	(8,054)	-	56,467
Total cost of revenues	70,171	91,577	(8,054)	-	153,694

Gross margin	71,476	24,241	-	5,003	100,720

Direct Expenses
Compensation and benefits	41,296	3,834	-	12,260	57,390
Communications and equipment	12,251	1,109	-	295	13,655
Depreciation and amortization	6,736	2,089	-	5,061	13,886
Occupancy	10,456	380	-	11,968	22,804
Professional fees	3,283	720	-	7,157	11,160
Marketing and business development	913	43	-	155	1,111
Other	4,654	177	-	(721)	4,110
Technology service company charges	(1,242)	1,242	-	-	-
Corporate overhead charges	20,917	10,255	-	(31,172)	-
Total direct expenses	99,264	19,849	-	5,003	124,116

Investments	-	-	-	(8,768)	(8,768)

Total expenses	169,435	111,426	(8,054)	(3,765)	269,042

Income (loss) from continuing operations before income taxes	$(27,788)	$ 4,392	$ -	$ 8,768	$ (14,628)

	See also table titled "Statements of Operations - Segments" on our website at www.investor.instinetgroup.com under the heading "Investor Relations" for historical data.

NOTE:	All periods presented have been restated to include LJR as a discontinued operation.

Instinet Group Incorporated
Consolidated Statement of Operations - Nine Months Ended September 30, 2005
(In thousands)
(Unaudited)
	Nine Months Ended September 30, 2005
	Instinet	INET	Eliminations	Corporate	Total
Revenue
Transaction fees	$436,487	$356,853	$ (22,340)	$ -	$ 771,000

Interest income, net	6,929	1,873	-	10,715	19,517
Total revenue, net	443,416	358,726	(22,340)	10,715	790,517

Cost of revenues
Soft dollar	110,129	-	-	-	110,129
Broker-dealer rebates	-	204,823	-	-	204,823
Brokerage, clearing and exchange fees	110,882	76,753	(22,340)	-	165,295
Total cost of revenues	221,011	281,576	(22,340)	-	480,247

Gross margin	222,405	77,150	-	10,715	310,270

Direct Expenses
Compensation and benefits	122,237	12,323	-	32,753	167,313
Communications and equipment	35,976	3,938	-	1,101	41,015
Depreciation and amortization	22,799	6,060	-	5,537	34,396
Occupancy	25,195	1,334	-	16,199	42,728
Professional fees	10,718	1,289	-	17,080	29,087
Marketing and business development	3,076	406	-	299	3,781
Other	10,359	1,302	-	815	12,476
Technology service company charges	(6,015)	6,015	-	-	-
Corporate overhead charges	42,306	20,763	-	(63,069)	-
Total direct expenses	266,651	53,430	-	10,715	330,796

Investments	-	-	-	(36,373)	(36,373)

Total expenses	487,662	335,006	(22,340)	(25,658)	774,670

Income (loss) from continuing operations before income taxes	$(44,246)	$ 23,720	$ -	$ 36,373	$ 15,847

	See also table titled "Statements of Operations - Segments" on our website at www.investor.instinetgroup.com under the heading "Investor Relations" for historical data.

NOTE:	All periods presented have been restated to include LJR as a discontinued operation.

Instinet Group Incorporated
Statements of Operations - Instinet, The Institutional Broker
(In thousands)
(Unaudited)
	Three Months Ended			Nine Months Ended
	Sep 30,	Jun 30,	Sep 30,	Sep 30,	Sep 30,
	2005	2005	2004	2005	2004
Revenue
Transaction fee	$ 134,001	$ 135,310	$ 140,624	$ 416,564	$ 485,114
Clearing revenue	5,637	6,987	5,981	19,923	23,102
Total transaction fees	139,638	142,297	146,605	436,487	508,216

Interest income, net	2,009	2,383	2,916	6,929	9,298
Total revenues, net	141,647	144,680	149,521	443,416	517,514

Cost of Revenues
Soft dollar	33,416	36,260	36,943	110,129	128,664
Brokerage, clearing and exchange fees	36,755	37,898	30,140	110,882	111,101
Total cost of revenues	70,171	74,158	67,083	221,011	239,765

Gross margin	71,476	70,522	82,438	222,405	277,749

Direct Expenses
Compensation and benefits	41,296	47,385	35,943	122,237	123,207
Communications and equipment	12,251	12,217	16,839	35,976	48,524
Depreciation and amortization	6,736	8,187	10,502	22,799	36,632
Occupancy	10,456	7,296	5,922	25,195	22,269
Professional fees	3,283	3,550	5,219	10,718	13,129
Marketing and business development	913	1,194	2,507	3,076	7,670
Other	4,654	2,454	3,822	10,359	8,511
Technology service company charges	(1,242)	(1,344)	(5,573)	(6,015)	(20,383)
Corporate overhead charges	20,917	10,709	7,122	42,306	25,654
Total direct expenses	99,264	91,648	82,303	266,651	265,213

Total expenses	169,435	165,806	149,386	487,662	504,978

Income (loss) from continuing operations before income taxes	$ (27,788)	$ (21,126)	$ 135	$ (44,246)	$ 12,536

NOTE:	All periods presented have been restated to include LJR as a discontinued operation.

Instinet Group Incorporated
Statements of Operations - INET, The electronic marketplace
(In thousands)
(Unaudited)
	Three Months Ended			Nine Months Ended
	Sep 30,	Jun 30,	Sep 30,	Sep 30,	Sep 30,
	2005	2005	2004	2005	2004
Revenue
Transaction fees	$ 114,865	$ 117,650	$ 104,057	$ 356,853	$ 334,915

Interest income, net	953	517	402	1,873	1,060
Total revenues, net	115,818	118,167	104,459	358,726	335,975

Cost of Revenues
Broker-dealer rebates	63,811	67,992	59,859	204,823	190,394
Brokerage, clearing and exchange fees	27,766	25,230	21,904	76,753	62,939
Total cost of revenues	91,577	93,222	81,763	281,576	253,333

Gross margin	24,241	24,945	22,696	77,150	82,642

Direct Expenses
Compensation and benefits	3,834	4,116	3,590	12,323	10,470
Communications and equipment	1,109	1,556	1,418	3,938	7,262
Depreciation and amortization	2,089	1,977	2,518	6,060	7,512
Occupancy	380	518	503	1,334	1,456
Professional fees	720	443	383	1,289	1,263
Marketing and business development	43	234	206	406	2,274
Other	177	(200)	(715)	1,302	(1,340)
Technology service company charges	1,242	1,344	5,573	6,015	20,383
Corporate overhead charges	10,255	5,362	4,114	20,763	10,943
Total direct expenses	19,849	15,350	17,590	53,430	60,223

Total expenses	111,426	108,572	99,353	335,006	313,556

Income (loss) from continuing operations before income taxes	$ 4,392	$ 9,595	$ 5,106	$ 23,720	$ 22,419

Instinet Group Incorporated
Statements of Operations - Corporate
(In thousands)
(Unaudited)
	Three Months Ended			Nine Months Ended
	Sep 30,	Jun 30,	Sep 30,	Sep 30,	Sep 30,
	2005	2005	2004	2005	2004

Interest income, net	$ 5,003	$ 3,434	$ -	$ 10,715	$ -

Direct Expenses
Compensation and benefits	12,260	9,546	3,934	32,753	19,643
Communications and equipment	295	319	518	1,101	1,778
Depreciation and amortization	5,061	218	343	5,537	995
Occupancy	11,968	1,955	2,926	16,199	4,472
Professional fees	7,157	6,822	1,808	17,080	6,176
Marketing and business development	155	131	12	299	711
Other	(721)	514	1,695	815	2,822
Corporate overhead charges	(31,172)	(16,071)	(11,236)	(63,069)	(36,597)
Total direct expenses	5,003	3,434	-	10,715	-

Income (loss) from operations before investments and income taxes	$ -	$ -	$ -	$ -	$ -

Instinet Group Incorporated
Reconciliation of Pro Forma Operating Results for 3Q05
(In thousands, except per share amounts)
(Unaudited)

In evaluating our financial performance and results of operations, management reviews certain financial measures that are not in accordance with generally accepted accounting principles in the United States ("non-GAAP"). Non-GAAP measurements do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. Management uses non-GAAP financial measures in evaluating our operating performance. In light of the use by management of these non-GAAP measurements to assess our operational performance, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. These non-GAAP financial measures should be considered in context with our GAAP results. A reconciliation of our non-GAAP measurements is provided below.

Management reviews adjusted operating income, in addition to GAAP financial results. This non-GAAP financial measurement excludes non-operating items, which by their nature, management does not consider to be a true reflection of the operating results and financial performance of our business. These non-operating charges are investment gains and losses, charges related to our cost reduction initiatives, fixed asset write-offs, contractual settlements, goodwill and intangible asset impairment, insurance recoveries, advisory fees and the related tax effects of those items. The following schedule reconciles our pro forma net income to our GAAP financial results:

	Three Months Ended			Nine Months Ended
	Sep 30,	Jun 30,	Sep 30,	Sep 30,	Sep 30,
	2005	2005	2004	2005	2004

Total revenues, net, as reported	$ 254,414	$ 259,294	$ 249,014	$ 790,517	$ 838,743

Total expenses, as reported	269,042	246,135	239,742	774,670	782,717
Severance in compensation and benefits	(9,466)	(15,886)	-	(24,615)	(3,668)
Advisory fees in professional fees	(5,770)	(5,093)	-	(12,049)	-
Asset write-offs in depreciation and amortization	(4,824)	(804)	-	(5,628)	(2,018)
Facilities write-offs in occupancy	(15,413)	-	-	(15,413)	-
Contractual settlements	-	-	-	-	7,250
Investments	8,768	24,690	4,031	36,373	8,705
Insurance recovery	-	-	-	-	5,116
Pro forma operating expenses	242,337	249,042	243,773	753,338	798,102

Pro forma income from continuing operations before income taxes	12,077	10,252	5,241	37,179	40,641

Income tax provision, as reported	(9,325)	6,410	1,440	2,975	20,961
Tax effect of pro forma adjustments	10,135	(1,758)	(1,495)	6,061	(5,803)
Pro forma provision for income taxes	810	4,652	(55)	9,036	15,158

Income (loss) from continuing operations, as reported	(5,303)	6,749	7,832	12,872	35,065
Net effect of pro forma adjustments	16,570	(1,149)	(2,536)	15,271	(9,582)
Pro forma income from continuing operations	$ 11,267	$ 5,600	$ 5,296	$ 28,143	$ 25,483

Earnings per share from continuing operations - basic and diluted, as reported	$ (0.02)	$ 0.02	$ 0.02	$ 0.04	$ 0.10
Net effect of pro forma adjustments	0.05	-	-	0.04	(0.03)
Pro forma earnings per share from continuing operations - basic and diluted	$ 0.03	$ 0.02	$ 0.02	$ 0.08	$ 0.08

Weighted average shares outstanding - basic	340,474	339,765	337,327	339,513	336,127
Weighted average shares outstanding - diluted	341,876	341,505	339,226	341,044	338,111